CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Wellington Fund of our report dated January 12, 2017, relating to the financial statements and financial highlights, which appears in Vanguard Wellington Fund’s Annual Report on Form N-CSR for the year ended November 30, 2016. We also consent to the references to us under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 12, 2018